                            SCHEDULE 14C INFORMATION

          INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Check the appropriate box:

/ /  Preliminary Information Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Information Statement              Only (as permitted by Rule 14c-5(d)(2))



                  American Architectural Products Corporation

                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (5) Total fee paid:


/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


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     (4)  Date Filed:

                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
                          755 Boardman - Canfield Road
                          South Bridge Executive Center
                                 Building G West
                              Boardman, Ohio 44512


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1998


To Our Shareholders:

         The 1998 Annual Meeting of Shareholders of AMERICAN ARCHITECTURAL PRODUCTS CORPORATION, a Delaware corporation (the "Company"), will be held at the Holiday Inn Metroplex, 1620 Motor Inn Drive, Girard, Ohio 44420, on April 30, 1998, at 9:30 a.m., E.D.T., for the following purposes:

         1. To elect nine (9) directors to the Company's Board of Directors to serve for the next year or until their successors are elected.

         2.       To approve the Company's Employee Stock Purchase Plan.

         3. To ratify the appointment of BDO Seidman LLP as the independent auditors for the Company for the fiscal year ending December 31, 1998.

         4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. Management is presently aware of no other business to come before the meeting.

         The Board of Directors has fixed the close of business on March 30, 1998, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof (the "Record Date"). Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the meeting in person or by valid proxy. Management is not soliciting proxies in connection with the Annual Meeting, and Shareholders are requested not to send proxies to the Company. Your attention is directed to the attached Information Statement.

         The Company's management cordially invites you to attend the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          FRANK J. AMEDIA
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


Boardman, Ohio
April 8, 1998

                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
                          755 Boardman - Canfield Road
                          South Bridge Executive Center
                                 Building G West
                              Boardman, Ohio 44512


                              INFORMATION STATEMENT



         This Information Statement is being furnished to the Shareholders of AMERICAN ARCHITECTURAL PRODUCTS CORPORATION, a Delaware corporation (the "Company"), in connection with the Annual Meeting of the Shareholders of the Company to be held on April 30, 1998, at 9:30 a.m., E.D.T., and any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Notice of the Annual Meeting accompanies this Information Statement. It is anticipated that the mailing of this Information Statement will commence on April 8, 1998.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


                                     VOTING

         Only shareholders of record at the close of business on March 30, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, 13,458,479 shares of the common stock, $.001 par value per share (the "Common Stock"), were issued and outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date. There is no cumulative voting with respect to the election of directors.

         THE PROPOSALS FOR WHICH SHAREHOLDER APPROVAL IS BEING SOUGHT CANNOT BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES PRESENT, IN PERSON OR BY PROXY, AT THE ANNUAL MEETING. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum. In order to vote their shares in person at the meeting, shareholders who own their shares in "street name" must obtain a special proxy card from their broker.

         The Board of Directors does not know of any matters, other than (i) the election of nine (9) members of the Company's Board of Directors, (ii) the approval of the Company's Employee Stock Purchase Plan, and (iii) ratification of the appointment of BDO Seidman LLP as the independent auditors for the Company for the fiscal year ending December 31, 1998, that are expected to be presented for consideration at the Annual Meeting.

                               BOARD OF DIRECTORS

IN GENERAL

         At the Annual Meeting, nine (9) directors will be elected, each to hold office until the Company's next annual meeting or until a successor is elected and qualified. Subject to the requirements of applicable Delaware law, the Board may from time to time determine the number of directors of the Company.

         AAP Holdings, Inc. ("AAPH") and Mr. Frank J. Amedia, who collectively have voting power over a majority in interest of the Common Stock, intend to vote FOR each of the nominees listed below. Accordingly, it is expected that each of such nominees will be elected to the Company's Board of Directors. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, AAPH and Mr. Amedia will vote their shares in favor of the election of such other person or persons as they may determine. The nine (9) nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

         Each of the individuals listed below currently serves as a member of the Company's Board of Directors and has been nominated to stand for reelection at the Annual Meeting. Information regarding the names, ages (as of December 31, 1997), tenure as a member of the Board of Directors and recent business experience of each of the nominees is set forth below. Each director has served continuously with the Company since his first election to the Board of Directors as indicated below.


NAME                                AGE                     POSITION                  DIRECTOR SINCE
----                                ---                     --------                  --------------
George S. Hofmeister                45                Chairman of the Board                1996
Frank J. Amedia                     45             President, Chief Executive              1994
                                                      Officer and Director
John J. Cafaro                      45                      Director                       1996
Joseph Dominijanni                  41               Director and Treasurer                1996
W.R. Jackson, Jr.                   64                      Director                       1996
John Masternick                     72                      Director                       1994
James E. Phillips                   41                      Director                       1996
Charles E. Trebilcock               71                      Director                       1994
James K. Warren                     33                      Director                       1997


         George S. Hofmeister has served as the Chairman of the Board of Directors of the Company since December 19, 1996. Mr. Hofmeister has served as Chief Executive Officer and Chairman of the Board of American Commercial Holdings, Inc. ("ACH"), the parent company of AAP Holdings, Inc. ("AAPH"), since December 15, 1995 and continues to serve in such roles. Mr. Hofmeister served as Vice Chairman of Tube Products, Inc., a manufacturer of automobile exhaust systems, from February 14, 1996 until March 25, 1997. From June 1, 1991 until December 15, 1995, Mr. Hofmeister served as Chief Executive Officer and Chairman of the Board of EWI, Inc., a manufacturer of automotive metal stampings.

         Frank J. Amedia joined the Company's Board of Directors on June 8, 1994 following the acquisition of Forte, Inc. by the Company, and has served as its President and Chief Executive Officer since that date. From June 8, 1994 until December 19, 1996, Mr. Amedia also served as the Chairman of the Board of Directors of the Company. Prior to joining the Company, Mr. Amedia was President and Chief Executive Officer of Forte, which he founded in 1989 in Youngstown, Ohio as a welded aluminum security screen and storm door fabricator. Forte's products were distributed through a manufacturers' representative distribution business established by Mr. Amedia in 1986. Prior to founding the manufacturers' representative business, Mr. Amedia served in various capacities for the Youngstown Metropolitan Housing Authority.

         John J. Cafaro joined the Board of Directors in December 1996. Mr. Cafaro is the Executive Vice President of The Cafaro Company, a major domestic shopping mall developer engaged in the ownership, operation and management of enclosed regional shopping centers. Mr. Cafaro has been a principal officer of The Cafaro Company for the past 20 years.

         Joseph Dominijanni has served as the Company's Treasurer since December 19, 1996. Mr. Dominijanni has also served as the Vice President - Finance of Eagle & Taylor Company, a wholly owned subsidiary of the Company ("ETC"), since its inception. Mr. Dominijanni also currently serves as Vice President - Finance of American Commercial Holdings, Inc. ("ACH"), the parent corporation of AAPH, and American Commercial Industries, Inc. ("ACI"), which is principally engaged in the manufacturing of automotive components. Mr. Dominijanni joined ACH and ACI in May 1996. Mr. Dominijanni served as Vice President - Finance of EWI, Inc., a manufacturer of automotive metal stampings, from June 1990 until April 1996. Prior to 1990, Mr. Dominijanni was a Senior Manager with the accounting firm of Price Waterhouse.

         W.R. Jackson, Jr. has served as a director of the Company since December 19, 1996. Mr. Jackson has also served since 1982 on the Board of Directors of Pitt-Des Moines, Inc., a steel construction, engineering and metal products manufacturer. Mr. Jackson was also President and Treasurer of Pitt-Des Moines, Inc. from 1983 to 1987.

         John Masternick has been a director of the Company since June 14, 1994. Mr. Masternick is a practicing attorney in Girard, Ohio, and is the Chairman of the Board of Directors of Omni Manor, Inc. and Windsor House, Inc., owners and operators of skilled nursing and extended care facilities in northeastern Ohio and western Pennsylvania.

         James E. Phillips has been a member of the Company's Board of Directors since December 19, 1996. Mr. Phillips is also an attorney and practiced law with the law firm of Arter & Hadden from 1985 to December 31, 1997. Additionally, Mr. Phillips has served as President and director of GPI Incorporated ("GPI") and Profile Extrusion Company ("PEC") since April 1, 1994 and Daymonex Limited ("Daymonex") since May 2, 1996, respectively. GPI, PEC and Daymonex are engaged in the aluminum extrusion industry. Mr. Phillips is also Vice Chairman of ACH.

         Charles E. Trebilcock has been a director of the Company since June 14, 1994. Since 1964, Mr. Trebilcock has served as Chairman of Liberty Industries, Inc., an Ohio-based manufacturer of industrial lumber packaging products and equipment. Mr. Trebilcock is also a partner in Kings Company, which is also a manufacturer of industrial lumber packaging products and equipment.

         James K. Warren has been a director of the Company since February 28, 1997. Mr. Warren holds the office of Vice President - Corporate Planning of ETC. Since February 1, 1996, Mr. Warren has been employed by American Commercial Industries, Inc. as its Vice President - Corporate Planning. During the same time, Mr. Warren has also held the position of Vice President - Corporate Planning for ACH, the parent company of ACI and AAPH. Mr. Warren was previously a practicing attorney with the law firm of Arter & Hadden.

MEETINGS AND COMPENSATION

         During the fiscal year ended December 31, 1997, the Board of Directors of the Company met ten times. All other actions taken by the Board of Directors during the fiscal year ended December 31, 1997 were accomplished by means of unanimous written consent. Messrs. Cafaro, Jackson, Masternick and Warren attended fewer than 75% of the meetings of the Board of Directors. During the period in which he served as a director, all other directors attended 75% or more of the meetings of the Board of Directors and of the meetings held by committees of the Board, if any, on which he served.

         During the fiscal year ended December 31, 1997, members of the Board of Directors who were not employees of the Company or of ACH or its affiliates ("non-employee directors") received a fee of $1,000 for each meeting of the Board of Directors attended in person and were reimbursed for expenses incurred in connection with their attendance at meetings of the Board. Each non-employee director serving on December 31, 1997 who attended at least 4 of the regularly scheduled meetings of the Board of Directors and at least 75% of all meetings of the Board of Directors during 1997 was granted options to purchase 2,000 shares of the Company's common stock at an exercise price equal to the average of the reported closing bid and asked prices on the date of grant, vesting in full upon issuance. Such options are exercisable for a period of five years following the vesting date and were issued pursuant to the Company's 1996 Stock Option Plan. For the fiscal year ending December 31, 1998, each non-employee director of the Company will receive the following compensation:

                  (i) Options to purchase 2,000 shares of the Company's common stock at an exercise price equal to the average of the reported closing bid and asked prices on the date of grant, vesting in full after one year if the director attends at least four of the regularly scheduled meetings of the Board of Directors and at least 75% of all meetings of the Board of Directors. Such options will be exercisable for a period of five years following the vesting date and will be issued pursuant to the Company's 1996 Stock Option Plan.

                  (ii) A fee of $1,000 for each Board of Directors meeting attended in person.

                  (iii) Reimbursement of expenses incurred in connection with attending meetings of the Board of Directors.

         The Company's Audit Committee, which is comprised of William R. Jackson, Jr., Charles E. Trebilcock and Joseph Dominijanni, is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting controls, practices and policies. The Audit Committee was established on August 28, 1997 and did not meet during the year.

         The Compensation Committee was established on August 28, 1997 and met one time during the year. The Company's Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for executive officers of the Company, including annual bonus compensation, and consults with management of the Company regarding compensation policies and practices. The Compensation Committee also makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options and other benefits under such plans. The Compensation Committee is comprised of George S. Hofmeister, Frank J. Amedia, and John Masternick.

INFORMATION CONCERNING OTHER EXECUTIVE OFFICERS

         In addition to Frank Amedia and Joseph Dominijanni, each of the individuals listed below currently serves as a executive officer of Company. Information regarding the names, ages (as of December 31, 1997) and recent business experience of each of the officers is set forth below.

NAME                                   AGE                               POSITION
----                                   ---                               --------
Richard L. Kovach                       35              Vice President and Chief Financial Officer
David J. McKelvey                       45                     Vice President - Development
Jeffrey V. Miller                       51                     Vice President - Operations
Donald E. Lambrix, Jr.                  55                    Vice President - Manufacturing
J. Larry Powell                         55                  Vice President - Marketing & Sales
Jonathan K. Schoenike                   37                    General Counsel and Secretary


         Richard L. Kovach joined the Company in January 1997 as its Vice President and Chief Financial Officer. From 1991 until joining the Company, Mr. Kovach assisted clients with finance and operations management issues in the Financial Advisory Services and Management Consulting practice of Ernst & Young. From 1988 until 1991, Mr. Kovach was Manager of Financial Planning at Ferro Corporation. Prior to joining Ferro Corporation, Mr. Kovach was a staff auditor with Arthur Andersen & Co.'s Small Business Group.

         David J. McKelvey joined the Company as Vice President in August 1995 and also served as Secretary from December 1996 through November 1997. Prior to joining the Company, Mr. McKelvey was Executive Vice President of Administration and Development for The Cafaro Company, a major domestic shopping mall developer engaged in the ownership, operation and management of enclosed regional shopping centers. From 1992 through 1995, Mr. McKelvey also served as Executive Regional Director of Real Estate for The Cafaro Company.

         Jeffrey V. Miller joined the Company in May 1997 as Vice President - Operations. From 1995 to 1997, Mr. Miller served as President of the North American Window Division of Gentek Building Products. From 1992 through 1994, Mr. Miller was Director of Vinyl Operations for SNE Corporation, a division of Ply Gem Industries. Mr. Miller was general manager of the New Construction Window Division and Vice President of Technology and Corporate Development for Chelsea Building Products from 1989 to 1992.

         Donald E. Lambrix, Jr. was appointed the Company's Vice President - Manufacturing in December 1996 after serving as Vice President of Operations for the Company's Forte subsidiary since 1990. Mr. Lambrix previously served as Vice President of a multiple facility fenestration products manufacturer. Mr. Lambrix has received industry recognition for his development of state-of-the-art welding, testing and certification procedures.

         J. Larry Powell, the Company's Vice President - Marketing and Sales, joined the Company in October 1996. Mr. Powell co-founded Blackhawk Architectural Products, a manufacturer of steel security screen and storm door products, in 1992 and served on its Board of Directors and as its Vice President until 1996. From 1987 to 1991, Mr. Powell served as Vice President - Marketing and Sales for Sugarcreek

Window & Door. Mr. Powell has been employed in the fenestration industry since the early 1970s, principally in the marketing of residential and commercial steel and aluminum window products and doors. In addition, Mr. Powell founded and developed a nationwide marketing representative group that sells a full range of fenestration products.

         Jonathan K. Schoenike joined the Company in August 1997 as General Counsel and has served as Secretary since November 1997. Prior to joining the Company, Mr. Schoenike served for over 5 years as Assistant Counsel for The Cafaro Company, a major domestic shopping mall developer engaged in the ownership, operation and management of enclosed regional shopping centers.

                             EXECUTIVE COMPENSATION

         The following table summarizes all annual and long-term compensation paid to the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ending December 31, 1997 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1997, 1996 and 1995.


                                                                                  ANNUAL COMPENSATION
                                                             --------------------------------------------------------------
            NAME AND                      YEAR ENDED             SALARY            BONUS        OTHER ANNUAL COMPENSATION
       PRINCIPAL POSITION                DECEMBER 31,              ($)              ($)                   ($)(1)
--------------------------------         ------------        ---------------- ----------------- ---------------------------
Frank J. Amedia, President and               1997                266,807          250,000                   --
Chief Executive Officer
                                             1996                168,718             --                     --

                                             1995                193,000             --                     --

Richard L. Kovach, Vice                      1997                119,390           75,000                   --
President and Chief Financial
Officer

J. Larry Powell, Vice President              1997                114,167           25,000                   --
- Marketing and Sales

Jeffrey V. Miller, Vice                      1997                90,000            25,000                   --
President - Operations


         (1) Other compensation to each of the Named Executive Officers did not exceed $50,000 or 10% of such Named Executive Officer's total annual salary and bonus during any reported fiscal year.

         No stock options previously granted to the executive officers were subject to repricing during the fiscal year ended December 31, 1997. The Company does not have a long term incentive plan established for the benefit of its executive officers or directors. In February 1998, the Board of Directors rescinded stock options to purchase 209,000 and 100,000 shares of Common Stock with per share exercise prices of $5.63 and $6.19, respectively. These stock options were reissued in February 1998 at the following exercise prices: (i) options to purchase 209,000 shares of Common Stock with an exercise price of $3.56 per share; and (ii) options to purchase 100,000 shares of Common Stock with an exercise price of $3.92 per share.

         No stock options, stock appreciation rights or restricted stock awards were granted as compensation to any officers, directors or employees of the Company or its subsidiaries during the fiscal years ended December 31, 1995 or 1996. The Company entered into definitive stock option agreements with Mr. Amedia and Mr. John Masternick dated December 18, 1996, memorializing the terms of stock options granted to them in 1994 as shareholders of Forte, Inc. in connection with the acquisition by the Company of Forte, Inc. The Company issued options to purchase up to 424,000 shares of common stock to various officers, directors and employees of the Company or its subsidiaries during the fiscal year ended December 31, 1997. The following table sets forth certain information concerning individual grants of stock options to each of the Named Executive Officers during the year ended December 31, 1997.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL RATES OF
                                    INDIVIDUAL GRANTS                                        STOCK PRICE APPRECIATION FOR
--------------------------------------------------------------------------------------------          OPTION TERM
                              NUMBER OF      PERCENT OF TOTAL                                ------------------------------
                             SECURITIES       OPTIONS/SARS
                             UNDERLYING        GRANTED TO       EXERCISE OR
                            OPTIONS/SARS      EMPLOYEES IN      BASE PRICE     EXPIRATION
       NAME                  GRANTED (#)        FISCAL YEAR        ($/SH)          DATE             5% ($)         10% ($)
------------------------- ----------------- ------------------ -------------- -------------- --------------- --------------
Frank J. Amedia               100,000             33%              6.19          2/27/02         99,000         287,000

Richard L. Kovach              25,000              8%              5.63          2/27/07         88,250         224,000

J. Larry Powell                25,000              8%              5.63          2/27/07         88,250         224,000

Jeffrey V. Miller                0                 N/A              N/A            N/A            N/A             N/A



         The following table sets forth certain information concerning each exercise of stock options during the year ended December 31, 1997 by each of the Named Executive Officers and the aggregated fiscal year-end value of the unexercised options of each Named Executive Officer.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND OPTION VALUE AS OF DECEMBER 31, 1997

                                                            NUMBER OF UNEXERCISED                VALUE OF UNEXERCISED
                                                         OPTIONS/SARS AT FISCAL YEAR END     IN-THE-MONEY OPTIONS/SARS AT
                              SHARES                                  (#)                          FISCAL YEAR END ($)(1)
                           ACQUIRED ON       VALUE       -------------------------------- ---------------------------------
       NAME                EXERCISE (#)    REALIZED ($)   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------- --------------- ------------- -------------- ------------------ -------------- ------------------
Frank J. Amedia                 0              0           426,244          100,000             0                0

Richard L. Kovach               0              0                 0           25,000             0                0

J. Larry Powell                 0              0                 0           25,000             0                0

Jeffrey V. Miller               0              0                 0                0             0                0


         (1) Based on the average of reported bid and asked prices for the Common Stock on December 31, 1997. None of the options reported above were in-the-money as of December 31, 1997.

EMPLOYEE STOCK OPTION PLANS

         1992 Incentive Stock Option Plan. In May of 1992, the Board of Directors of the Company adopted an Employee Incentive Stock Option Plan (the "Option Plan"). Options to purchase an aggregate of up to 500,000 shares of the Company's common stock are authorized under the Option Plan. Options granted under the Option Plan have a maximum duration of ten years from the date of grant.

         1996 Stock Option Plan. The Company's 1996 Stock Option Plan (the "1996 Plan"), which was approved by the shareholders of the Company at the 1997 Annual Meeting, authorizes the Board to grant options to directors and employees of the Company to purchase in the aggregate an amount of shares of Common Stock equal to 10% of the shares of Common Stock issued and outstanding from time to time, but which aggregate amount shall in no event exceed 10,000,000 shares of Common Stock. Directors, officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options under the 1996 Plan. Options may be nonqualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1996 Plan are not transferable and expire ten (10) years after the date of grant. The per share exercise price of an incentive stock option granted under the 1996 Plan may not be less than the fair market value of the Common Stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant. No option may be granted after December 19, 2006.

         The 1996 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1996 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

         As of December 31, 1997, options to purchase a total of 1,719,425 shares of the Company's common stock were outstanding, including options to purchase 707,655 shares of common stock at an exercise price of $3.75 per share issued to AAP Holdings, Inc. on December 18, 1996, options to purchase an aggregate of 471,770 shares of common stock at an exercise price of $3.75 per share issued to Messrs. Amedia and Masternick in connection with the acquisition by the Company of Forte, Inc. in June 1994, options issued pursuant to the Company's stock option plans described above and other options issued outside of the described employee stock option plans.

401(k) PLAN

         Eligible employees of the Company may direct that a portion of their compensation, up to a legally established maximum, be withheld by the Company and contributed to a 401(k) plan. All 401(k) plan contributions are placed in a trust fund to be invested by the 401(k) plan's trustee, except that the 401(k) plan permits participants to direct the investment of their account balances among mutual or investment funds available under the Plan. The 401(k) plan provides a matching contribution of 50% of a participant's contributions up to a maximum of seven percent of the participant's annual salary. Amounts contributed to participant accounts under the 401(k) plan and any earnings or interest accrued on the participant accounts are generally not subject to federal income tax until distributed to the participant and may not be withdrawn until death, retirement or termination of employment.

EMPLOYMENT AGREEMENT

         On November 17, 1997, the Company entered into an employment agreement with Frank J. Amedia for services as Chief Executive Officer and President. This agreement requires Mr. Amedia to devote his full time to the Company during normal business hours in exchange for a base annual salary of $350,000, subject to annual increases at the discretion of the Board of Directors. In addition, Mr. Amedia is entitled to receive bonuses at the discretion of the Board of Directors in accordance with the Company's bonus plans in effect from time to time, and the Company will pay certain life and disability insurance premiums on behalf of Mr. Amedia. The agreement has an initial three-year term and provides that Mr. Amedia may not compete with the Company anywhere in the United States while he is employed by the Company and for a two-year period following the termination of Mr. Amedia's employment. In addition, the Board of Directors has approved the payment to Mr. Amedia of a bonus equal to 0.39% of the total consideration paid by the Company for each acquisition transaction consummated during 1998.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE BY REFERENCE THIS INFORMATION STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION PHILOSOPHY

         Decisions on compensation of the Company's executive officers are made by the Board of Directors. The Board of Directors is responsible for setting and administering the policies which govern both annual compensation and stock ownership programs. In general, the Board of Directors compensation policies and practices of the Board of Directors are based upon the following subjective principles:

         - Compensation programs should reflect and promote the Company's goals and reward individuals for contributions to the Company's success in achieving its goals.

         - Compensation should be related to the value created for the Company's stockholders.

         - Compensation programs should integrate both the long- and short-term strategies of the Company.

         - Compensation programs should provide incentive for excellence in individual performance and promote teamwork among the Company's management.

         - Compensation programs should be designed to attract and retain executives critical to the success of the Company.

         - Stock ownership by management and stock-based compensation plans are beneficial in aligning management's and the stockholders' interest in the enhancement of stockholder value.

         Total compensation for each member of senior management is set at levels which the Board of Directors believes are competitive in relation to companies of similar type and size; however, no independent investigation of such levels has been conducted by the Board of Directors. The components of executive compensation include base salary, equity participation in the Company in the form of options to purchase common stock, and a discretionary bonus program. Compensation for executive officers of the Company is usually set by the Board of Directors prior to the beginning of each fiscal year. Due to the level of compensation received by the executive officers of the Company, the Board of Directors has not yet deemed it necessary to adopt a policy regarding the one million dollar cap on deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code.

BASE SALARY

         The Board of Directors establishes base salaries for the company's executive officers at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. In this regard, the Board considers the compensation practices and corporate financial performance of similarly situated companies. In evaluating base salary levels, the Board of Directors takes into account a number of factors, including (but not limited to) management's efforts to improve levels of sales and profitability and to expand the markets into which the Company's products are distributed and sold. The Board also takes into account management's consistent commitment to the long-term success of the Company through the development of new and improved products and through developing and implementing strategic business acquisition opportunities.

         Based upon its evaluation of these factors, the Board of Directors believes that senior management is dedicated to achieving long-term financial improvements, and that the compensation policies, plans and programs administered by the Board contribute to management's commitment. The Board of Directors attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Board recognizes that its decisions are primarily subjective in nature due to the subjective nature of the criteria. The Board of Directors does not assign any specified weight to the criteria it considers.

         Base salary recommendations are fixed at levels which the Board believes is paid to management with comparable qualifications, experience and responsibilities at other corporations of similar size engaged in businesses similar to that of Company; however, the Board of Directors has conducted no formal investigation of compensation level at other companies.

STOCK OPTIONS

         The Board of Directors administers the Company's 1996 Stock Option Plan (the "1996 Plan") and determines those employees of the Company who are eligible to participate in the 1996 Plan. The exercise price of options granted under the 1996 Plan is never less than the fair market value of the Company's common stock on the day of grant. The number of options granted by the Board of Directors under the 1996 Plan are based upon the Board's evaluation of the same factors described above under "Base Salary." The Board of Directors also takes into account the relative scope of accountability and the anticipated performance requirements and contributions of each participating employee, as well as each participating employee's current equity participation in the Company. In addition, the Board seeks the recommendation of senior management with respect to options granted to all participating employees, including the Chief Executive Officer and other senior management. During the fiscal year ending December 31, 1997, options to purchase up to 424,000 shares of common stock pursuant to the 1996 Plan were granted to various officers, directors and employees of the Company and its subsidiaries.

BONUS COMPENSATION

         Bonus compensation is paid at the discretion of the Board of Directors. Determinations of the Board of Directors with regard to the award of bonus compensation are generally based upon the Board's evaluation of the same factors described above under "Base Salary" and other subjective criteria. The Board of Directors approved a bonus of $250,000 to the Company's Chief Executive Officer and bonuses to certain other officers, employees and consultants of the Company during the fiscal year ended December 31, 1997. The bonuses to the Chief Executive Officer and other executive officers were awarded upon the successful consummation of the acquisition in December 1997 of Binnings Building Products, Inc.("Binnings"), Danvid Window Company and Danvid Company, Inc. (collectively, "Danvid"), American Glassmith, Inc. ("American Glassmith") and Modern Window Corporation ("Modern").

CHIEF EXECUTIVE OFFICER

         Mr. Amedia has served as President and Chief Executive Officer of the Company since 1994. As Chief Executive Officer, Mr. Amedia receives a base salary and is eligible to receive stock options under the 1996 Plan and is eligible to receive bonus compensation at the discretion of the Board of Directors. The Board's evaluation process with respect to the Chief Executive Officer's compensation is comprised of the same components that are utilized by the Board in evaluating the compensation of other members of senior management. In reflection of the substantial changes in the Company's business as a result of the acquisitions of Western Insulated Glass, Co., Thermetic Glass, Inc., Binnings, Danvid, American Glassmith and Modern, which were consummated at various dates in 1997, the Board of Directors approved an employment agreement between the Company and Mr. Amedia, which provides for a base annual salary of $350,000.
                       Submitted by the American Architectural Products Corporation Board of Directors

                       George S. Hofmeister             Frank J. Amedia
                       John J. Cafaro                   Joseph Dominijanni
                       W.R. Jackson, Jr.                John Masternick
                       James E. Phillips                Charles E. Trebilcock
                       James K. Warren

STOCK PRICE PERFORMANCE

         Set forth below is a line graph comparing the cumulative total return of the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index (U.S.), a peer group of Nasdaq-listed companies engaged in the manufacture of millwork, veneer, plywood and structural wood products (SIC codes 2430 - 2439) and a group of Nasdaq-listed companies engaged in the manufacture of fabricated structural metal products (SIC codes 3440 - 3449) for the period from March 31, 1995 through December 31, 1997 (including the reinvestment of dividends, if any). As a result of the acquisitions consummated in 1997, the Company's standard industrial classification ("SIC") code changed from the latter peer group to the former. Pursuant to Securities and Exchange Commission rules, the Company has included data for each peer group herein. Price data for the Company's Common Stock is based on the bid price for the relevant measurement dates as reported by National Quotation Bureau, LLC (which quotations represent prices between dealers and do not include retail markup, markdown or commissions and do not reflect actual transactions). The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Information Statement by reference into any filing under, and shall not otherwise be deemed filed under, either the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.



            [Line graph depicting the amounts listed in table below ]

                                                                3/31/95       12/29/95         12/31/96        12/31/97
                                                                -------       --------         --------        --------
American Architectural Products Corporation                       100            28.6            114.3            65.7
Nasdaq Stock Market Index                                         100           129.7            159.6           195.8
Peer Group: SIC Codes 2430 - 2439 (Millwork, Veneer,              100           104.4            150.6           171.3
Plywood and Structural Wood Members)
Peer Group: SIC Codes 3440 - 3449 (Fabricated Structural          100           127.5            123.3           161.2
Metal Products)



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of February 5, 1998, by
(i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer of the Company, and (iv) all Named Executive Officers and directors as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, as amended, and is based upon the information furnished by the persons listed below. Except as otherwise indicated, each shareholder listed possesses sole voting and investing power with respect to the shares indicated as being beneficially owned.

                                                         SHARES OF COMMON STOCK
                                                           BENEFICIALLY OWNED
                                                     --------------------------------
           NAME AND ADDRESS(1)                       NUMBER OF SHARES      PERCENTAGE
           -------------------                       ----------------      ----------
George Hofmeister                                       7,579,059(2)         56.5%
Frank J. Amedia                                         3,379,326(3)         24.5%
John Masternick                                           371,680(4)          2.8%
W.R. Jackson, Jr                                           73,287(5)            *
Charles E. Trebilcock                                      52,833(6)            *
J. Larry Powell                                            15,412(7)            *
Richard L. Kovach                                           5,000(8)            *
Joseph Dominijanni                                         27,000(9)            *
James K. Warren                                               400               *
AAP Holdings, Inc.                                      7,548,633(10)        56.5%
Amedia Family Limited Partnership                       1,500,000            11.2%
All directors and Named Executive Officers
of the Company as a group (9 persons)                  11,458,585(11)        84.1%


*        Less than 1%

(1) The address of each beneficial owner is c/o American Architectural Products Corporation, 755 Boardman-Canfield Road, South Bridge Executive Center, Building G West, Boardman, Ohio 44512.

(2) Includes shares of common stock held by AAP Holdings, Inc. and 27,926 shares of common stock which are subject to unexercised warrants held by Profile Extrusion Company. George S. Hofmeister, the Chairman of the Board of Directors of the Company, is the controlling shareholder of the corporate parent of AAP Holdings, Inc and Profile Extrusion Company.

(3) Includes 446,244 shares of common stock which are subject to unexercised options that were exercisable on February 5, 1998 or within sixty days thereafter. Also includes 1,500,000 shares of common stock owned by the Amedia Family Limited Partnership, in which Mr. Amedia and his spouse are the general partners and each holds 48% of the partnership interests.

(4) Includes 47,526 shares of common stock which are subject to unexercised options that were exercisable on February 5, 1998 or within sixty days thereafter.

(5) Includes 57,143 shares of common stock which are subject to unexercised warrants that were exercisable on February 5, 1998 or within sixty days thereafter.

(6) Includes 25,833 shares of common stock owned individually and 25,000 shares held by a custodian for the benefit of an individual retirement account of Mr. Trebilcock. Also includes 2,000 shares of common stock which are subject to unexercised options that were exercisable on February 5, 1998 or within sixty days thereafter.

(7) Includes 5,000 shares of common stock which are subject to unexercised options that were exercisable on February 5, 1998 or within sixty days thereafter.

(8) Includes 5,000 shares of common stock which are subject to unexercised options that were exercisable on February 5, 1998 or within sixty days thereafter.

(9) Includes 25,000 shares of common stock which are subject to unexercised options that were exercisable on February 5, 1998 or within sixty days thereafter.

(10) Does not include 707,655 shares of common stock which are subject to unexercised options that are exercisable only upon the occurrence of certain contingencies.

(11) Includes 560,839 shares of common stock which are subject to unexercised options and warrants that were exercisable on February 5, 1998 or within sixty days thereafter as described above.


                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that: (i) Mr. Kovach failed to timely file an initial report of beneficial ownership upon becoming a reporting person under Section 16(a) of the Exchange Act, and Mr. Kovach subsequently filed an initial report of beneficial ownership as required by Section 16(a) of the Exchange Act; (ii) Mr. Amedia failed to file a timely report relating to a disposition of 1,500,000 shares of Common Stock on November 21, 1997, and Mr. Amedia reported this transaction on a Form 5 filed subsequent to December 31, 1997; (iii) Mr. Jackson failed to file timely reports relating to the acquisition of derivative securities, the conversion of such securities into common stock, and a grant of common stock purchase warrants, and Mr. Jackson reported these transactions on a Form 5 filed subsequent to December 31, 1997; (iv) Mrs. Lorilee Amedia failed to timely file an initial report of beneficial ownership upon becoming a reporting person under Section 16(a) of the Exchange Act, and Mrs. Amedia subsequently filed an initial report of beneficial ownership as required by Section 16(a) of the Exchange Act; (v) the Amedia Family Limited Partnership failed to timely file an initial report of beneficial ownership upon becoming a reporting person under Section 16(a) of the Exchange Act, and the Amedia Family Limited Partnership subsequently filed an initial report of beneficial ownership as required by Section 16(a) of the Exchange Act;
(vi) AAP Holdings, Inc. failed to file a timely report relating to the conversion of derivative securities into common stock on April 1, 1997, and AAP Holdings, Inc. reported this transaction on a Form 5 filed subsequent to December 31, 1997; and (vii) except as set forth above, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with during the fiscal year ending December 31, 1997.


                              CERTAIN TRANSACTIONS

         Mr. George S. Hofmeister, Chairman of the Board of Directors of the Company, is the controlling shareholder of the corporate parent of AAP Holdings, Inc., a Delaware corporation ("AAPH"). In connection with the Agreement and Plan of Reorganization between the Company and AAPH dated October 25, 1996 (the "Reorganization Agreement"), the Company and its subsidiary, American Architectural Products, Inc. ("AAP"), agreed to use their best efforts to secure the release of Amedia, Masternick and Hofmeister from all obligations as either a co-obligor or guarantor of Company or AAP debt. In addition, the Company agreed to indemnify, defend and hold harmless Amedia, Masternick and Hofmeister against any loss, cost or expense which any of them may incur as a result of being a co-obligor or guarantor of any Company or AAP debt. Furthermore, the Company and AAPH agreed not to dispose of assets securing any Company or AAP debt without the prior written consent of any person who is a co-obligor or guarantor of such debt. As described below, Messrs. Amedia, Hofmeister and Masternick have subsequently been released as guarantors on these obligations.

         Pursuant to the Reorganization Agreement, the Company issued 1,000,000 shares of Series A Preferred Stock in exchange for all of the issued and outstanding stock of AAP. In April 1997, AAPH converted the Series A Preferred Stock pursuant to its terms into 7,548,633 shares of common stock of the Company. In addition, the Company issued to AAPH options to purchase up to 879,834 shares of common stock, of which options to purchase 172,178 shares have subsequently terminated. Such options are identical in price and exercise terms to the previously outstanding options.

         Upon consummation of the transaction contemplated by the Reorganization Agreement, the Company agreed that AAP would pay a management fee to AAPH of $250,000 during 1997 and to reimburse AAPH and its affiliates for out-of-pocket expenses incurred in providing services to AAP. The management fee agreement expired on December 31, 1997. In addition, the Company agreed to pay AAPH an acquisition consulting fee of one percent (1%) of the transaction price of each acquisition transaction consummated by the Company with respect to which AAPH or its affiliates provides acquisition consulting services. For purposes of calculating the acquisition fee, the transaction price means the aggregate amount of consideration paid by the Company or its affiliates for the acquisition in the form of cash, stock, stock options, warrants, debt instruments and other assumed liabilities. The original acquisition consulting fee agreement was scheduled to expire on December 18, 1997, except with respect to acquisition transactions already in progress at such date, but was extended for one year. Acquisition consulting fees in 1997 approximated $835,000.

         In connection with the acquisition by the Company of Binnings, Danvid, American Glassmith and Modern in December of 1997, the Company (i) agreed to pay ACH, the corporate parent of AAPH, a success fee of $475,000 for services provided by officers and employees of ACH in connection with such transactions, and (ii) paid various officers of the Company (including Mr. Amedia) special bonuses in an aggregate amount of $430,000 in connection with such transactions. Both the success fee and special bonuses were contingent upon the successful consummation of such acquisition transactions and were paid prior to December 31, 1997. The success fee paid to ACH was in addition to amounts payable under the acquisition consulting fee agreement described above.

         The Company contracts for air charter services with a company affiliated with AAPH. The Company paid approximately $450,000 to this company for air charter services in 1997.

         In November 1990, the U.S. Small Business Administration loaned $409,000 to Forte, Inc. (the "SBA Loan"). The SBA Loan was payable in monthly installments and the final installment was scheduled to be due on January 1, 2001. Mr. Amedia and his wife were personally liable on the SBA Loan. As of December 31, 1997, the balance owed on the SBA Loan were approximately $172,000. The Company repaid this loan in January 1998.

         On October 20, 1994, Forte borrowed $850,000 from The City of Youngstown, Ohio. The final payment on this loan was scheduled to be due on February 1, 2004. Mr. Amedia and his wife were guarantors of this loan. As of September 30, 1997, the balance owed to The City of Youngstown under the loan agreement was approximately $850,000. The Company repaid this loan on December 10, 1997.

         In December 1994, Mr. Amedia and Masternick and their spouses executed guarantees in favor of the Second National Bank of Warren with respect to a loan to Forte in the original principal amount of $647,030. The proceeds of this loan were used to finance improvements to Forte's manufacturing facilities. This loan was scheduled to be repaid in full by December 12, 2004. As of September 30, 1997, the balance owed on this loan was approximately $522,000. The Company repaid this loan on December 10, 1997.

         As security for certain promissory notes dated August 29, 1996 in the original aggregate principal amount of $8.0 million (the "MascoTech Notes"), AAPH granted MascoTech, Inc. ("MascoTech") a ten-year option to purchase up to 1,509,728 shares of common stock held by AAPH. As part of the Reorganization Agreement, AAPH and the Company agreed that if the MascoTech Notes were not repaid in full on or before December 31, 1997 and MascoTech exercised its option with respect to any of such shares of common stock, the Company would issue to AAPH, without payment therefor, a number of additional shares of common stock equal to the number of shares as to which such option is exercised by MascoTech. The Company also agreed to use its best efforts to cause all amounts owed under the MascoTech Notes to be repaid in full on or before December 31, 1997. The Company repaid the MascoTech Notes in full on December 10, 1997.

         In connection with the acquisition of Western in March 1997, Mr. Amedia and Mr. Hofmeister co-signed unsecured promissory notes in the aggregate original principal amount of $453,753 payable to the former shareholders of Western and the organization that brokered the acquisition. The final monthly installment payment on each note was due March 15, 1998. As of September 30, 1997, the outstanding balance on the notes was $453,753. In addition, Mr. Amedia co-signed a promissory note to one of the former shareholders of Western in the original principal amount of $100,000. The amount outstanding under this Note was approximately $100,000 as of September 30, 1997. The Company repaid these loans on December 10, 1997.

         Profile Extrusion Company ("PEC") loaned the Company $92,537 on May 19, 1997 and an additional $5,203 on September 28, 1997. This combined indebtedness had an interest rate of 15% per annum and was payable in full on or before December 31, 1997. In connection therewith, the Company issued to PEC warrants to purchase a total of 27,926 shares of common stock at an exercise price of $3.50 per share, expiring on September 1, 1998. The Company repaid this loan on December 10, 1997. PEC is a wholly-owned subsidiary of American Commercial Holdings, Inc., of which Mr. Hofmeister is the controlling shareholder.

         In June 1997, Mr. Amedia pledged 133,333 shares of common stock to secure the repayment of a short-term debt incurred by the Company in the original principal amount of $250,000. The Company agreed to issue shares of common stock to Mr. Amedia to replace any shares as to which the lender exercises its security interest. The Company repaid this loan on January 16, 1998.

         In September 1997, William R. Jackson, Jr., a director of the Company, loaned the Company $200,000. This indebtedness had an interest rate of 15% per annum and was payable in full in December 1997. In connection therewith, the Company issued to Mr. Jackson warrants to purchase a total of 57,143 shares of common stock at an exercise price of $3.50 per share, expiring in September 1998. The Company repaid this loan on December 10, 1997.

         In January 1998, the Company purchased substantially all of the assets of Blackhawk Architectural Products ("Blackhawk"). J. Larry Powell, an officer of the Company, co-founded and owned a 20% equity interest in Blackhawk at the time of this transaction.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, the Company will seek the election of George Hofmeister, Frank J. Amedia, John J. Cafaro, Joseph Dominijanni, W.R. Jackson, Jr., John Masternick, James E. Phillips, Charles Trebilcock and James K. Warren as directors, each to hold office until the Company's next annual meeting or until his successor is elected and qualified.

REQUIRED VOTE

         The nine (9) nominees receiving the highest number of votes cast at the Annual Meeting will be elected. There is no cumulative voting with respect to the election of directors.

         AAP Holdings, Inc. and Mr. Frank J. Amedia, who collectively have voting power over a majority in interest of the Common Stock, intend to vote FOR each of the nominees listed above. Accordingly, it is expected that each of such nominees will be elected to the Company's Board of Directors. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, AAP Holdings, Inc. and Mr. Amedia will vote their shares in favor of the election of such other person or persons as they may determine. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected.


                                   PROPOSAL 2
       RATIFICATION AND APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

         On February 26, 1998, the Board of Directors adopted the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") and reserved 1,200,000 shares of Common Stock for issuance thereunder, subject to stockholder approval. At the Annual Meeting, the stockholders are being asked to approve the 1998 Purchase Plan and the reservation of shares thereunder.

REASONS FOR ADOPTION

         The Board of Directors has adopted the 1998 Purchase Plan. The Board of Directors believes that offering such a plan is necessary to attract qualified employees. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to adopt the 1998 Purchase Plan, which contains six-month offering periods and a total of 1,200,000 shares available for issuance.

SUMMARY OF THE 1998 PURCHASE PLAN

         The essential features of the 1998 Purchase Plan are outlined below. A copy of the 1998 Purchase Plan is attached as Exhibit I to this Information Statement, and the following summary is qualified in its entirety by reference to the actual terms of the 1998 Purchase Plan.

         Purpose. The purpose of the 1998 Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions in a manner that qualifies under Section 423 of the Internal Revenue Code (the "Code").

         Administration. The 1998 Purchase Plan is administered by the Board of Directors or a Committee of the Board (collectively, the "Administrator").

         Eligibility. Only employees employed by the Company or its subsidiaries on the first day of an offering period may participate in the 1998 Purchase Plan. For this purpose, an "employee" is any person who is regularly employed at least twenty hours per week and at least five months per calendar year by the Company or any of its subsidiaries. No employee shall be granted an option under the 1998 Purchase Plan if: (i) immediately after the grant of the option, the employee (or any other person whose stock would be attributed to the employee pursuant to Section 424(d) of the Code) would own five percent or more of the total combined voting power or value of the stock of the Company or any of its subsidiaries; or (such participant's rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries have accrued at a rate which exceeds $25,000 worth of stock (determined with reference to the fair market value of the Common Stock at the time of grant) in a calendar year. Subject to these eligibility criteria, the 1998 Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions subject to certain limitations described below. See "Payment of Purchase Price; Payroll Deductions."

         Offering Period. The 1998 Purchase Plan is implemented by offering periods lasting six months with a new offering period commencing every six months. Offering periods commence on or about May 1 and November 1 of each year. The first offering period will last six months, commencing on the first trading day on or after May 1, 1998 and ending on the last trading day on or before October 31, 1998. Normally, a participant's payroll deductions are accumulated throughout an offering period and, at the end of the offering period, shares of the Company's Common Stock are purchased with the accumulated payroll deductions.

         Purchase Price. The purchase price per share at which shares will be sold in an offering under the 1998 Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of an offering period or (ii) 85% of the fair market value of a share of Common Stock on the last day of each offering period. The fair market value of the Common Stock on a given date is (i) if the Common Stock is listed on any established stock exchange or a national market system, the closing sales price for such stock for the last market trading day, (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the closing bid and asked prices for the Common Stock on the date of such determination, or (iii) if no established market for the Common Stock exists, as determined in good faith by the Board.

         Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions over the offering period. The 1998 Purchase Plan provides that the aggregate of such payroll deductions during the offering period shall not exceed 10% of the participant's compensation during any offering period. During the offering period, a participant may discontinue his or her participation in the 1998 Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.

         All payroll deductions made for a participant are credited to the participant's account under the 1998 Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the 1998 Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

         Withdrawal. A participant may terminate his or her participation in the 1998 Purchase Plan at any time by giving the Company a written notice of withdrawal. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

         Termination of Employment. Termination of a participant's employment for any reason, including death, cancels his or her participation in the 1998 Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate.

         Adjustments Upon Changes in Capitalization. In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, resulting in an increase or decrease in the number of shares of Common Stock, proportionate adjustments will be made by the Board in the shares subject to purchase and in the price per share under the 1998 Purchase Plan. In the event of liquidation or dissolution of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the offering period will be shortened and the Board will set a new exercise date, which will be prior to the date of the proposed sale or merger. The Board will notify each participant in writing that the exercise date has changed and that option shall be exercised automatically on the new exercise date unless, prior to the new exercise date, the participant has terminated his or her part in the 1998 Purchase Plan.

         Amendment and Termination. The Board may at any time and for any reason amend or terminate the 1998 Purchase Plan, except that no such termination shall affect options previously granted and no amendment shall make any change in an option granted prior thereto which adversely affects the rights of any participant. Shareholder approval for amendments to the 1998 Purchase Plan shall be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. The Plan will terminate in 2008, unless terminated earlier by the Board in accordance with the 1998 Purchase Plan.

         Certain Federal Income Tax Information. The 1998 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 1998 Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the Enrollment Date and one year from the applicable Exercise Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the Enrollment Date. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

         THE FOREGOING BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE 1998 PURCHASE PLAN DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

REQUIRED VOTE

         Approval of the 1998 Purchase Plan requires the written consent of the holders of a majority in interest of the Common Stock.

         AAP Holdings, Inc. and Mr. Frank J. Amedia, presently intend to vote FOR approval of the 1998 Purchase Plan. Accordingly, it is expected that the 1998 Purchase Plan will be approved; however, neither AAP Holdings, Inc. nor Mr. Amedia is obligated to vote in favor of the 1998 Purchase Plan.


                                 PROPOSAL NO. 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         On February 17, 1997, Semple & Cooper, P.L.C. ("Semple & Cooper") resigned as the principal accountants of the Company. Semple & Cooper's reports on the Company's financial statements for the prior two fiscal years contained no adverse opinion and no disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. In the Company's two most recent fiscal years and the subsequent interim period preceding the resignation of Semple & Cooper, there were no disagreements with Semple & Cooper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Semple & Cooper, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. Semple & Cooper furnished the Company with a letter addressed to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K, which was filed by the Company on Form 8-K/A dated February 21, 1997.

         The Board of Directors of the Company approved the engagement of BDO Seidman LLP as independent accountants and auditors of the books of account for the Company and to advise the Company on accounting matters, effective as of February 17, 1997. It is presently contemplated that BDO Seidman LLP will be retained as the principal accounting and auditing firm to be utilized by the Company throughout the fiscal year ending December 31, 1998. The Company anticipates that a representative of BDO Seidman LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of BDO Seidman LLP will be provided an opportunity to make a statement (if such representative so desires).

REQUIRED VOTE

         Ratification of the selection of BDO Seidman LLP as the Company's independent auditors requires the affirmative vote of a majority of the voting power of the Common Stock present at the Annual Meeting in person or by valid proxy.

         AAP Holdings, Inc. and Mr. Frank J. Amedia, who collectively have voting power over a majority in interest of the Common Stock, presently intend to vote FOR ratification of the selection of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. Accordingly, it is expected that such selection will be ratified; however, neither AAP Holdings, Inc. nor Mr. Amedia is obligated to vote in favor of such ratification.


                            PROPOSALS BY STOCKHOLDERS

         Any stockholder proposal that is intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received at the Company's principal executive offices by no later than February 5, 1999, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy or information statement relating to such meeting.


                                 OTHER BUSINESS

         The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Information Statement. The Board of Directors is not presently aware of any business to be transacted at the Annual Meeting other than as set forth in such Notice.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          JONATHAN K. SCHOENIKE
                                          SECRETARY


Boardman, Ohio
April 8, 1998

                                                                       EXHIBIT I



                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN


              The following constitute the provisions of the 1998 Employee Stock Purchase Plan of American Architectural Products Corporation.

              1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

              2.   DEFINITIONS.

              (a) "BOARD" shall mean the Board of Directors of American Architectural Products Corporation.

                   (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                   (c) "COMMON STOCK" shall mean the common stock, $.001 par value, of American Architectural Products Corporation.

                   (d) "COMPANY" shall mean of American Architectural Products Corporation and any Designated Subsidiary thereof.

                   (e) "COMPENSATION" shall mean all base straight time gross earnings and commissions, but exclusive of payments for overtime shift premium, incentive compensation, incentive payments, bonuses, and other compensation.

                   (f) "CURRENT PURCHASE PERIOD" shall mean any Purchase Period which is scheduled to end in the current calendar year.

                   (g) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                   (h) "EMPLOYEE" shall mean any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

                  (i) "ENROLLMENT DATE" shall mean the first day of each Offering Period.

                  (j) "EXERCISE DATE" shall mean the last day of each Purchase Period.

                  (k) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established
stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq Small Cap Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

                           (ii) If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                           (iii) In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                   (l) "NEW EXERCISE DATE" shall mean the new Exercise Date set for Purchase Periods in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in accordance with Section 18(c).

                   (m) "OFFERING PERIODS" shall mean the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day in the periods ending six months later; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the effective date of the Company's registration statement on Form S-8 or similar form and shall end on the last Trading Day on or before October 31, 1998. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

                   (n) "PLAN" shall mean this American Architectural Products Corporation 1998 Employee Stock Purchase Plan.

                   (o) "PURCHASE PRICE" shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

                   (p) "PURCHASE PERIOD" shall mean the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

                   (q) "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

                   (r) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                   (s) "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

              3.   ELIGIBILITY.

                   (a) Any Employee, who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

                   (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

              4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least two (2) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

              5.   PARTICIPATION.

                   (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

                   (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

              6.   PAYROLL DEDUCTIONS.

                   (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

                   (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

                   (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any offering Period. The change in rate shall be effective with the first full payroll period commencing after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

                   (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during any Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

                   (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

              7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of shares determined by dividing twenty-five thousand dollars ($25,000) by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof and in Code Section 423(b)(8). Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

              8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

              9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or shall cause an appropriate entry to be made in participant's brokerage account reflecting the shares purchased.

              10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

                   (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

                   (b) Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

                   (c) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

              11. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

              12.  STOCK.

                   (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be One Million Two Hundred Thousand (1,200,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                   (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

                   (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

              13.  ADMINISTRATION.

                   The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

              14.  DESIGNATION OF BENEFICIARY.

                   (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                   (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

              15. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

              16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

              17. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

              18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

                   (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the Reserves, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                   (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the offering Periods shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

                   (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise

Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

              19.  AMENDMENT OR TERMINATION.

                   (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation, or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

                   (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

              20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

              21. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                   As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

              22. TERM OF PLAN. The Plan shall become effective upon the effective date of the Company's registration statement on Form S-8 or similar form covering the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

              23. AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                    EXHIBIT A

                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT


_____ Original Application                         Enrollment Date:  __________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1.       ___________________________________________ hereby elects to participate in the American Architectural Products Corporation 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of _____% of my Compensation on each payday (from 1% to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee OR Employee and Spouse only):
         _________________________________________________________________

6. I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2) year and one (1) year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME:         (Please print)___________________________________________________
                               (First)             (Middle)           (Last)

____________________________________         __________________________________
Relationship

                                             __________________________________
                                                        (Address)

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:__________________________             __________________________________
                                                    Signature of Employee

                                             __________________________________
                                             Spouse's Signature (If beneficiary
                                             other than spouse)

              Employee's Social Security Number:_______________________________

              Employee's Address:______________________________________________
                                 ______________________________________________
                                 ______________________________________________

                                    EXHIBIT B

                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


               The undersigned participant in the Offering Period of the American Architectural Products Corporation 1998 Employee Stock Purchase Plan which began on ____________, ____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned under stands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.


                             Employee's Name:__________________________________

                          Employee's Address: _________________________________
                                              _________________________________
                                              _________________________________


           Employee's Social Security Number:__________________________________


                        Employee's Signature:__________________________________

                                        Date:__________________________________

                                      B-1